Exhibit 99.1

Press Release

Albemarle Completes Sale of Controlling Stake in Ketjen to KPS Capital Partners
CHARLOTTE, N.C., March 2, 2026 – Albemarle Corporation (NYSE: ALB), a global leader in providing essential elements for mobility, energy, connectivity, and health, today announced it has completed the sale of a controlling stake in Ketjen Corporation’s refining catalyst solutions business (Ketjen) to affiliates of KPS Capital Partners, LP (KPS).
Albemarle retains a minority stake in Ketjen, with KPS having a majority of the Board of Directors and operational control. Albemarle retains 100% ownership of Ketjen’s Performance Catalyst Solutions business, which has been integrated into Albemarle’s product portfolio.
Combined with the sale of its 50% interest in the Eurecat joint venture to Axens SA, which was completed in January 2026, Albemarle has received a combined $670 million in pre-tax proceeds between the two transactions. Albemarle expects to use the proceeds for debt reduction and other general corporate purposes.
“Our continued investment in Ketjen alongside KPS demonstrates our confidence in the company’s growth and value-creation potential,” said Kent Masters, Chairman and CEO of Albemarle. “We are committed to supporting Ketjen’s next chapter while strengthening Albemarle’s portfolio focus and financial flexibility.”
Goldman Sachs & Co. LLC acted as exclusive financial advisor, and K&L Gates LLP served as legal advisor to Albemarle for the transaction.

About Albemarle
Albemarle Corporation (NYSE: ALB) leads the world in transforming essential resources into critical ingredients for mobility, energy, connectivity and health. We partner to pioneer new ways to move, power, connect and protect with people and planet in mind. A reliable and high-quality global supply of lithium and bromine allows us to deliver advanced solutions for our customers. Learn more about how the people of Albemarle are enabling a more resilient world at Albemarle.com.

Albemarle regularly posts information to Albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, U.S. Securities and Exchange Commission filings and other information regarding the company, its businesses and the markets it serves.

About KPS Capital Partners
KPS, through its affiliated management entities, is the manager of the KPS Special Situations Funds, a family of investment funds with approximately $19.5 billion of assets under management (as of September 30, 2025). For over three decades, the Partners of KPS have worked exclusively to realize significant capital appreciation by making controlling equity investments in manufacturing and industrial companies across a diverse array of industries, including basic materials, branded consumer, healthcare and luxury products, automotive parts, capital equipment and general manufacturing. KPS creates value for its investors by working constructively with talented management teams to make businesses better, and generates investment returns by structurally improving the strategic position, competitiveness and profitability of its portfolio companies, rather than primarily relying on financial leverage. The KPS Funds’ portfolio companies currently generate aggregate annual revenues of approximately $21.2 billion, operate 202 manufacturing facilities in 21 countries, and have approximately 55,000 employees, directly and through joint ventures

Exhibit 99.1

Press Release

worldwide (as of September 30, 2025). The KPS investment strategy and portfolio companies are described in detail at www.kpsfund.com.

Forward-Looking Statements
This press release contains statements concerning our expectations, anticipations and beliefs regarding the future, which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties, often contain words such as “ambition” “anticipate,” “believe,” “estimate,” “expect,” “goals” “guidance,” “intend,” “may,” “outlook,” “scenario,” “should,” “would,” and “will” and similar references to future periods. Forward-looking statements may include statements regarding: plans and expectations regarding use of transaction proceeds, financial flexibility and optionality, future investments and support, value-creation potential, portfolio focus, other underlying assumptions and outlook considerations, and all other information relating to matters that are not historical facts. These and other forward-looking statements are based on management’s current estimates, assumptions and expectations and involve risks and uncertainties that could significantly affect expected results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Factors that could cause Albemarle’s actual results to differ materially from the outlook expressed or implied in any forward-looking statement include: breaches of contract; changes in economic and business conditions; changes in trade policies and tariffs; technological change and development; completion of the audit of our annual financial statements; fluctuations in foreign currencies; changes in laws and government regulation; regulatory actions, proceedings, claims or litigation; cyber-security breaches, terrorist attacks, industrial accidents or natural disasters; geopolitical conflicts and political unrest; trade policies and tariffs; changes in inflation or interest rates; volatility in the debt and equity markets; acquisition and divestiture transactions; timing and success of projects; changes in credit ratings; and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under “Risk Factors” in Albemarle’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are filed with the SEC and available on the investor section of Albemarle’s website (investors.albemarle.com) and on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this press release. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.
Investor Relations Contact: +1 (980) 308-6194, invest@albemarle.com
Media Contact: Ryan Dean, +1 (980) 308-6310, media@albemarle.com
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